Exhibit 99

MEREDITH CORPORATION REPORTS FISCAL 2016 SECOND QUARTER RESULTS

Advertising Performance Strengthens Across Company; Digital Businesses Deliver Record Results

DES MOINES, IA (January 27, 2016) - Meredith Corporation (NYSE:MDP; www.meredith.com) - the leading media and marketing company with local television brands in large, fast-growing markets and national brands serving 100 million American women - today reported fiscal 2016 second quarter results:

•	Earnings per share were $0.72, compared to $0.87 in the prior-year period.

•
Excluding special items, comprised primarily of transaction expenses related to Meredith’s agreement to merge with Media General, Inc., earnings per share were $0.80. This compares to earnings per share excluding special items of $1.00 in the prior-year period. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

•
As expected in an off-election year, Meredith recorded $29 million, or $0.39 per share, less of high-margin, incremental political advertising revenues in the second quarter of fiscal 2016 than in the prior-year period.

“We’re pleased to report strong advertising performance - including growth on an organic basis - in our National Media Group during the second quarter of fiscal 2016,” said Meredith Chairman and CEO Stephen M. Lacy. “Additionally, our Local Media Group delivered excellent growth in non-political advertising revenues from both our existing stations and our recent strategic acquisitions.”

Looking closer at Meredith’s performance in the second quarter of fiscal 2016 compared to the prior year:

•
National Media Group operating profit grew nearly 30 percent on 10 percent revenue growth. Performance was driven by 18 percent advertising growth - including the additions of the Martha Stewart and Shape media properties - and increased brand licensing revenues.

•
Local Media Group non-political advertising revenues grew nearly 10 percent to a record $104 million. Growth was driven by the addition of television stations WALA in Mobile-Pensacola and WGGB in Springfield, Mass., and strong performance from existing stations WGCL in Atlanta, WFSB in Hartford, and KCTV in Kansas City. Additionally, retransmission consent fees were higher than in the prior-year quarter.

•
Total Company digital advertising revenues grew more than 15 percent to a record high, driven by both recent acquisitions and organic growth. Digital advertising revenues accounted for a third of National Media Group total advertising revenues.

Fiscal 2016 first half earnings per share were $0.96, or $1.32 excluding special items. In comparison, prior-year earnings per share were $1.52, or $1.65 excluding special items. As expected in an off-election year, Meredith recorded $39 million, or $0.53 per share, less of high-margin, incremental political advertising revenues in the first half of fiscal 2016 than in the prior-year period. Total revenues grew 3 percent to $791 million.

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 and 13 in Top 50 markets. Meredith’s stations produce approximately 650 hours of local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group organically and through strategic acquisitions.

Fiscal 2016 second-quarter Local Media Group operating profit was $40 million, compared to $55 million in the prior-year period. As expected in an off-election year, Meredith recorded $29 million less of high-margin, incremental political advertising revenues in the second quarter of fiscal 2016 than in the prior-year period. Total Local Media Group revenues were $140 million, compared to $157 million.

Looking more closely at fiscal 2016 second quarter performance compared to the prior year:

•	Non-political advertising revenues grew 9 percent to $104 million. Results were led by growth in the automotive, professional services and retail categories.

•
Digital advertising revenues grew 20 percent as growth strategies, including Meredith bringing its programmatic sales efforts in-house, began to be realized. Handling its own programmatic sales allows greater customization and Meredith retains all the revenue.

•
Other revenues and operating expenses increased, due primarily to growth in retransmission revenues from cable and satellite television operators and higher programming fees paid to affiliated networks, along with increases from recent acquisitions.

Meredith continued to increase its deep connection with local viewers through expansions of local programming.  In St. Louis, KMOV recently added expanded morning and evening newscasts. KMOV also received an Alfred I. duPont-Columbia University Award as part of a community-wide campaign, #endviolenceSTL, targeted at healing the wounds in the St. Louis community.

“We’re very proud of our focus on the local viewer, and very pleased that our advertising clients continue to recognize the unique ability that television has to engage and inspire consumers,” said Meredith Local Media Group President Paul Karpowicz. “In particular, we are very pleased to see the strong growth in the Atlanta, Hartford and Kansas City markets.”

Fiscal 2016 first-half Local Media Group operating profit was $70 million ($69 million before special items), compared to $91 million in the prior-year period ($97 million before special items). As expected in an off-election year, Meredith recorded $39 million less of high-margin, incremental political advertising revenues in the first half of fiscal 2016 than in the prior-year period. Total Local Media Group revenues were $266 million, compared to $281 million. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches 100 million unduplicated American women, and over 60 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as food, home, parenthood and health. It also features robust brand licensing activities and innovative business-to-business marketing services. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2016 second-quarter National Media Group operating profit grew 29 percent to $34 million, compared to $26 million in the prior-year period ($30 million before special items). Revenues were $267 million, compared to $242 million. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at fiscal 2016 second quarter performance compared to the prior year:

•
Total advertising revenues grew 18 percent to $137 million. Performance was led by the addition of the Shape, Martha Stewart Living and mywedding.com brands, along with digital advertising platform Selectable Media. The prescription drug, beauty and direct response categories were stronger.

•
Both print and digital advertising revenues each increased more than 15 percent. Digital advertising revenues were a record high, and accounted for 33 percent of total National Media Group advertising revenues.

•
Circulation revenues increased 12 percent to $66 million, primarily due to the additions of Martha Stewart Living and Shape magazines. Meredith continued to expand its digital consumer marketing activities, driving more than one-third of magazine subscription acquisitions via digital sources in the last 12 months.

Meredith Brand Licensing delivered strong results, as both revenues and operating profit increased, driven by sales of more than 3,000 SKUs of Better Homes and Gardens licensed products at over 4,000 Walmart stores nationwide. Additionally during the second quarter of fiscal 2016, Meredith renewed its licensing relationship with FTD Companies for flower arrangements under the Better Homes and Gardens brand.
Meredith continued to expand its measurement of advertising effectiveness for clients by launching a partnership with Nielsen to measure total Return on Advertising Spend for Digital Shopper Marketing campaigns at the individual product level. This capability is powered by a proprietary technology platform Meredith acquired earlier this year. It follows the recent launch of a magazine industry guarantee of print magazine advertising results modeled after the successful Meredith Sales Guarantee.
“We are pleased to deliver strong growth in operating profit in the quarter, led by growth in organic advertising and contributions from our recent acquisitions,” said Meredith National Media Group President Tom Harty. “Additionally, we expanded and refined our measurement programs that demonstrate advertising in Meredith media properties - both print and digital - increases retail sales of our clients’ products.”

Fiscal 2016 first-half National Media Group operating profit grew to $56 million ($60 million before special items), compared to $55 million in the prior-year period ($59 million before special items). Revenues increased to $525 million, compared to $489 million.

OTHER FINANCIAL INFORMATION

Total debt was $799 million, and the weighted average interest rate was 2.6 percent, with $450 million effectively fixed at low rates. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 2.8 to 1 (as defined in Meredith’s credit agreements). All metrics are as of December 31, 2015.

Meredith continues to focus on its successful Total Shareholder Return program. Key elements include:

•	An annual dividend of $1.83 per share that’s yielding 5 percent based on yesterday’s closing price. Meredith has paid dividends for 68 consecutive years and increased them for 22 years straight.

•	An ongoing share repurchase program with $94 million remaining under current authorizations.

•	Strategic investments to scale the business and increase shareholder value.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2016 second-quarter comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Based on the delivery of solid results for the first half of Meredith’s fiscal 2016, and a more favorable outlook for the second half than originally anticipated, Meredith now expects full year fiscal 2016 earnings per share to range from $3.05 to $3.25, excluding special items, compared to the previous range of $2.90 to $3.25. As a reminder, Meredith is cycling against a record $44 million (or $0.59 of earnings per share) in net political advertising revenues recorded by its Local Media Group in fiscal 2015.

Looking more closely at the third quarter of fiscal 2016 compared to the prior-year period:

•	Total Company revenues are expected to be up in the mid-single digit range.

•	Total National Media Group revenues are expected to be up slightly.

•	Total Local Media Group revenues are expected to be up in the low-double digit range.

•
Meredith expects fiscal 2016 third quarter earnings per share to range from $0.77 to $0.82, compared to $0.56 in the prior-year period ($0.71 excluding special items - See Table 5 for supplemental disclosures regarding non-GAAP financial measures).

A number of uncertainties remain that may affect Meredith’s outlook as stated in this press release for the third quarter and full year fiscal 2016. These and other uncertainties are referenced below under “Cautionary Statement Regarding Forward-Looking Statements” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on January 27, 2016, at 11 a.m. EST to discuss fiscal 2016 second-quarter results. A live webcast will be accessible to the public on the Company’s website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for third-quarter and full-year fiscal 2016.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; www.meredith.com) has been committed to service journalism for more than 110 years. Today, Meredith uses multiple distribution platforms - including broadcast television, print, digital, mobile and video - to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith's portfolio is concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 - including Atlanta, Phoenix, St. Louis and Portland - and 13 in Top 50 markets. Meredith's stations produce approximately 650 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith's National Media Group reaches 100 million unduplicated women every month, including 60 percent of U.S. millennial women. Meredith is the leader in creating and distributing content across platforms in key consumer interest areas such as food, home, parenting and health through well-known brands such as Better Homes and Gardens, Allrecipes, Parents and Shape. Meredith also features robust brand licensing activities, including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. Meredith Xcelerated Marketing is a leader at developing and delivering custom content and customer relationship marketing programs for many of the world’s top brands, including Kraft, Lowe's and NBC Universal.

Meredith’s balanced portfolio consistently generates substantial free cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.83 per share yields approximately 5 percent. Meredith has paid a dividend for 68 straight years and increased it for 22 consecutive years.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Six Months
Periods ended December 31,	2015	2014	2015	2014
(In thousands except per share data)
Revenues
Advertising	$241,571	$241,422	$460,241	$459,453
Circulation	66,351	59,468	138,526	125,353
All other	98,491	98,015	192,312	185,283
Total revenues	406,413	398,905	791,079	770,089
Operating expenses
Production, distribution, and editorial	151,065	140,283	304,243	282,170
Selling, general, and administrative	180,249	175,452	367,645	339,128
Depreciation and amortization	14,986	14,308	30,066	27,077
Total operating expenses	346,300	330,043	701,954	648,375
Income from operations	60,113	68,862	89,125	121,714
Interest expense, net	(5,265)	(4,785)	(10,578)	(9,027)
Earnings before income taxes	54,848	64,077	78,547	112,687
Income taxes	(22,329)	(24,486)	(34,999)	(43,731)
Net earnings	$32,519	$39,591	$43,548	$68,956

Basic earnings per share	$0.73	$0.89	$0.98	$1.55
Basic average shares outstanding	44,640	44,483	44,626	44,471

Diluted earnings per share	$0.72	$0.87	$0.96	$1.52
Diluted average shares outstanding	45,358	45,268	45,373	45,224

Dividends paid per share	$0.4575	$0.4325	$0.9150	$0.8650

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Six Months
Periods ended December 31,	2015	2014	2015	2014
(In thousands)
Revenues
National media
Advertising	$137,216	$116,774	$264,456	$242,006
Circulation	66,351	59,468	138,526	125,353
Other revenues	62,960	66,139	121,744	121,348
Total national media	266,527	242,381	524,726	488,707
Local media
Non-political advertising	103,557	95,326	192,867	175,162
Political advertising	798	29,322	2,918	42,285
Other revenues	35,531	31,876	70,568	63,935
Total local media	139,886	156,524	266,353	281,382
Total revenues	$406,413	$398,905	$791,079	$770,089

Operating profit
National media	$33,583	$26,107	$56,386	$55,002
Local media	40,441	54,986	69,768	91,298
Unallocated corporate	(13,911)	(12,231)	(37,029)	(24,586)
Income from operations	$60,113	$68,862	$89,125	$121,714

Depreciation and amortization
National media	$4,833	$3,487	$9,398	$7,112
Local media	9,616	10,395	19,594	19,110
Unallocated corporate	537	426	1,074	855
Total depreciation and amortization	$14,986	$14,308	$30,066	$27,077

EBITDA [1]
National media	$38,416	$29,594	$65,784	$62,114
Local media	50,057	65,381	89,362	110,408
Unallocated corporate	(13,374)	(11,805)	(35,955)	(23,731)
Total EBITDA [1]	$75,099	$83,170	$119,191	$148,791

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	December 31, 2015	June 30, 2015
(In thousands)
Current assets
Cash and cash equivalents	$27,859	$22,833
Accounts receivable, net	294,611	284,646
Inventories	23,375	24,681
Current portion of subscription acquisition costs	142,871	122,350
Current portion of broadcast rights	11,635	4,516
Other current assets	31,103	23,505
Total current assets	531,454	482,531
Property, plant, and equipment	523,847	527,622
Less accumulated depreciation	(324,293)	(313,886)
Net property, plant, and equipment	199,554	213,736
Subscription acquisition costs	109,008	103,842
Broadcast rights	5,303	1,795
Other assets	70,381	67,750
Intangible assets, net	962,655	972,382
Goodwill	1,000,078	1,001,246
Total assets	$2,878,433	$2,843,282

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$68,750	$62,500
Current portion of long-term broadcast rights payable	12,018	4,776
Accounts payable	76,864	93,944
Accrued expenses and other liabilities	130,036	163,655
Current portion of unearned subscription revenues	222,425	206,126
Total current liabilities	510,093	531,001
Long-term debt	730,000	732,500
Long-term broadcast rights payable	6,576	2,998
Unearned subscription revenues	154,350	151,221
Deferred income taxes	352,254	311,645
Other noncurrent liabilities	161,160	162,067
Total liabilities	1,914,433	1,891,432
Shareholders’ equity
Common stock	37,722	37,657
Class B stock	6,941	6,963
Additional paid-in capital	58,989	49,019
Retained earnings	873,045	870,859
Accumulated other comprehensive loss	(12,697)	(12,648)
Total shareholders’ equity	964,000	951,850
Total liabilities and shareholders’ equity	$2,878,433	$2,843,282

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Six months ended December 31,	2015	2014
(In thousands)
Net cash provided by operating activities	$47,702	$74,369

Cash flows from investing activities
Acquisitions of and investments in businesses	(186)	(183,944)
Additions to property, plant, and equipment	(7,866)	(11,855)
Proceeds from disposition of assets	1,767	—
Net cash used in investing activities	(6,285)	(195,799)

Cash flows from financing activities
Proceeds from issuance of long-term debt	90,000	285,000
Repayments of long-term debt	(86,250)	(141,250)
Dividends paid	(41,362)	(38,817)
Purchases of Company stock	(6,538)	(36,177)
Proceeds from common stock issued	6,455	28,389
Excess tax benefits from share-based payments	1,706	6,035
Other	(402)	(214)
Net cash provided by (used in) financing activities	(36,391)	102,966
Net increase (decrease) in cash and cash equivalents	5,026	(18,464)
Cash and cash equivalents at beginning of period	22,833	36,587
Cash and cash equivalents at end of period	$27,859	$18,123

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$34,083	$40,441	$(10,454)	$64,070
Special items
Merger-related costs	—	—	(3,457)	(3,457)
Severance and related benefit costs	(1,014)	—	—	(1,014)
Reversal of previously accrued restructuring costs	514	—	—	514
Total special items	(500)	—	(3,457)	(3,957)
Operating profit	$33,583	$40,441	$(13,911)	$60,113

Earnings per share excluding special items (non-GAAP)				$0.80
Per share impact of special items of $3,957 ($3,764 after tax)				(0.08)
Diluted earnings per share				$0.72

Six months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$60,120	$68,830	$(20,906)	$108,044
Special items
Merger-related costs	—	—	(16,123)	(16,123)
Severance and related benefits costs	(4,248)	(132)	—	(4,380)
Reversal of previously accrued restructuring costs	514	1,070	—	1,584
Total special items	(3,734)	938	(16,123)	(18,919)
Operating profit	$56,386	$69,768	$(37,029)	$89,125

Earnings per share excluding special items (non-GAAP)				$1.32
Per share impact of special items of $18,919 ($16,333 after tax)				(0.36)
Diluted earnings per share				$0.96

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows diluted earnings per share excluding special items and as reported with the difference being the special items. Diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended December 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$30,175	$60,375	$(12,231)	$78,319
Special items
Severance and related benefit costs	(3,619)	(1,655)	—	(5,274)
Write-down of impaired assets	—	(1,258)	—	(1,258)
Acquisition and disposal transaction costs	(449)	(2,284)	—	(2,733)
Other	—	(192)	—	(192)
Total special items	(4,068)	(5,389)	—	(9,457)
Operating profit	$26,107	$54,986	$(12,231)	$68,862

Earnings per share excluding special items (non-GAAP)				$1.00
Per share impact of special items of $9,457 ($5,816 after tax)				(0.13)
Diluted earnings per share				$0.87

Six months ended December 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$59,070	$96,687	$(24,586)	$131,171
Special items
Severance and related benefit costs	(3,619)	(1,655)	—	(5,274)
Write-down of impaired assets	—	(1,258)	—	(1,258)
Acquisition and disposal transaction costs	(449)	(2,284)	—	(2,733)
Other	—	(192)	—	(192)
Total special items	(4,068)	(5,389)	—	(9,457)
Operating profit	$55,002	$91,298	$(24,586)	$121,714

Earnings per share excluding special items (non-GAAP)				$1.65
Per share impact of special items of $9,457 ($5,816 after tax)				(0.13)
Diluted earnings per share				$1.52

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$266,527	$139,886	$—	$406,413

Operating profit	$33,583	$40,441	$(13,911)	$60,113
Depreciation and amortization	4,833	9,616	537	14,986
EBITDA	38,416	50,057	(13,374)	75,099
Special items
Merger-related costs	—	—	3,457	3,457
Severance and related benefit costs	1,014	—	—	1,014
Reversal of previously accrued restructuring costs	(514)	—	—	(514)
Total special items	500	—	3,457	3,957
Adjusted EBITDA	$38,916	$50,057	$(9,917)	79,056
Less
Depreciation and amortization				(14,986)
Special items				(3,957)
Net interest expense				(5,265)
Income taxes				(22,329)
Net earnings				$32,519

Segment EBITDA margin	14.4%	35.8%
Segment adjusted EBITDA margin	14.6%	35.8%

Six months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$524,726	$266,353	$—	$791,079

Operating profit	$56,386	$69,768	$(37,029)	$89,125
Depreciation and amortization	9,398	19,594	1,074	30,066
EBITDA	65,784	89,362	(35,955)	119,191
Special items
Merger-related costs	—	—	16,123	16,123
Severance and related benefit costs	4,248	132	—	4,380
Reversal of previously accrued restructuring costs	(514)	(1,070)	—	(1,584)
Total special items	3,734	(938)	16,123	18,919
Adjusted EBITDA	$69,518	$88,424	$(19,832)	138,110
Less
Depreciation and amortization				(30,066)
Special items				(18,919)
Net interest expense				(10,578)
Income taxes				(34,999)
Net earnings				$43,548

Segment EBITDA margin	12.5%	33.6%
Segment adjusted EBITDA margin	13.2%	33.2%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended December 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$242,381	$156,524	$—	$398,905

Operating profit	$26,107	$54,986	$(12,231)	$68,862
Depreciation and amortization	3,487	10,395	426	14,308
EBITDA	29,594	65,381	(11,805)	83,170
Special items
Severance and related benefit costs	3,619	1,655	—	5,274
Write-down of impaired assets	—	1,258	—	1,258
Acquisition and disposal transaction costs	449	2,284	—	2,733
Other	—	192	—	192
Total special items	4,068	5,389	—	9,457
Adjusted EBITDA	$33,662	$70,770	$(11,805)	92,627
Less
Depreciation and amortization				(14,308)
Special items				(9,457)
Net interest expense				(4,785)
Income taxes				(24,486)
Net earnings				$39,591

Segment EBITDA margin	12.2%	41.8%
Segment adjusted EBITDA margin	13.9%	45.2%

Six months ended December 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$488,707	$281,382	$—	$770,089

Operating profit	$55,002	$91,298	$(24,586)	$121,714
Depreciation and amortization	7,112	19,110	855	27,077
EBITDA	62,114	110,408	(23,731)	148,791
Special items
Severance and related benefit costs	3,619	1,655	—	5,274
Write-down of impaired assets	—	1,258	—	1,258
Acquisition and disposal transaction costs	449	2,284	—	2,733
Other	—	192	—	192
Total special items	4,068	5,389	—	9,457
Adjusted EBITDA	$66,182	$115,797	$(23,731)	158,248
Less
Depreciation and amortization				(27,077)
Special items				(9,457)
Net interest expense				(9,027)
Income taxes				(43,731)
Net earnings				$68,956

Segment EBITDA margin	12.7%	39.2%
Segment adjusted EBITDA margin	13.5%	41.2%

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows diluted earnings per share excluding special items and as reported with the difference being the special items. Diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended March 31, 2015
(In thousands except per share data)
Earnings per share excluding special items (non-GAAP)	$0.71
Per share impact of severance costs of $9,396 ($5,779 after tax)	(0.13)
Per share impact of write-down of impaired assets $1,692 ($1,040 after tax)	(0.02)
Diluted earnings per share	$0.56